UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2021

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amended and Restated Credit Agreement

On March 31, 2021, Commercial Metals Company (the “Company”) and CMC International Finance, a société à responsabilité limitée (a wholly owned subsidiary of the Company), entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, Wells Fargo Bank, National Association, Citibank, N.A. and PNC Bank, National Association as Co-Syndication Agents, the lenders from time to time party thereto, and BOFA Securities, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association and Citibank, N.A. as Joint Lead Arrangers and Joint Book Runners.

The Credit Agreement amends the terms of the Company’s previous credit agreement to, among other things, (i) provide for a revolving credit facility of $400.0 million and (ii) extend the maturity date to March 31, 2026.

The Credit Agreement contains customary representations, warranties, covenants and events of default consistent with the Company’s previous credit agreement. As of March 31, 2021, no amount was drawn under the credit facility. The foregoing description of the credit facility and Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendments to Receivables Agreements

On April 1, 2021, the Company entered into Amendment No. 9 (the “RPA Amendment”) to its Receivables Purchase Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc., and Wells Fargo Bank, N.A., as purchaser administrative agent for the purchasers (the “RPA”). In addition, on April 1, 2021, the Company entered into Omnibus Amendment No. 4 (the “Omnibus Amendment”) to (i) the RPA, (ii) the Company’s Receivables Sale Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc. and several of the Company’s subsidiaries (the “RSA”), and (iii) the associated Performance Undertaking, dated April 5, 2011, executed by the Company in favor of CMC Receivables, Inc. (the “Performance Undertaking,” and collectively with the RPA and the RSA, the “Receivables Agreements”).

The RPA Amendment, among other things, amends the parties to the RPA. After giving effect to the RPA Amendment, the Omnibus Amendment (i) amends the RSA to, among other things, join CMC Post Oklahoma, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“CMC Post”), as an originator thereunder, (ii) amends the RPA to, among other things, (x) join Truist Bank as a purchaser under the RPA, (y) reduce the collective commitment of the purchasers under the RPA from $200.0 million to $150.0 million and (z) extend the termination date of the RPA from November 1, 2021 to March 31, 2023, (iii) amends the Performance Undertaking to, among other things, include a guarantee by the Company of the performance of CMC Post’s obligations under the RSA, and (iv) amends and restates each of the Receivables Agreements in its entirety.

The RPA Amendment and the Omnibus Amendment do not materially amend the covenants, events of default and payment terms of the Receivables Agreements, which remain substantially the same following such amendments. The foregoing description of each of the RPA Amendment and the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA Amendment and the Omnibus Amendment, respectively, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

10.1	Fifth Amended and Restated Credit Agreement, dated March 31, 2021, by and among Commercial Metals Company, CMC International Finance, a société à responsabilité limitée, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, Citibank, N.A. and PNC Bank, National Association as Co-Syndication Agents, the lenders from time to time party thereto, BOFA Securities, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association and Citibank, N.A. as Joint Lead Arrangers and Joint Book Runners.

10.2	Amendment No. 9 to Receivables Purchase Agreement, dated April 1, 2021, by and among Commercial Metals Company, CMC Receivables, Inc., Wells Fargo Bank, N.A., Coöperatieve Rabobank U.A, and Nieuw Amsterdam Receivables Corporation B.V.

10.3	Omnibus Amendment No. 4 (First Amendment and Restatement of each of the Receivables Purchase Agreement, the Receivables Sale Agreement and the Performance Undertaking), dated April 1, 2021, by and among Commercial Metals Company, Structural Metals, Inc., CMC Steel Fabricators, Inc., SMI Steel LLC, Owen Electric Steel Company of South Carolina, AHT, Inc., CMC Steel Oklahoma, LLC, CMC Steel US, LLC, TAMCO, CMC Post Oklahoma, LLC, CMC Receivables, Inc., Wells Fargo Bank, N.A., and Truist Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: April 6, 2021	By:	/s/ Paul J. Lawrence
	Name:	Paul J. Lawrence
	Title:	Vice President and Chief Financial Officer